UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of the following documents distributed by Pharmaceutical Product Development, Inc. on November 10, 2011:

•	Employee Communication Regarding Treatment of Outstanding Restricted Stock Units Due to the Acquisition; and

•	Former Employee Communication Regarding Treatment of Outstanding Stock Options Due to the Acquisition

Forward-Looking Statements

Certain statements in this Schedule 14A contain forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this Schedule 14A are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Schedule 14A beyond the published date.

DATE:	November 10, 2011

TO:	PPD Employees Holding Outstanding Restricted Stock Units

FROM:	PPD Finance

RE:	Treatment of Outstanding Restricted Stock Units Due to the Acquisition

In conjunction with the announcement on Monday, October 3, 2011 that PPD has entered into a definitive agreement (the “Merger Agreement”) to merge with a wholly owned subsidiary of Jaguar Holdings, LLC, an entity formed by investment funds managed by The Carlyle Group and Hellman & Friedman, we wanted to share with you further information as it relates to the treatment of outstanding restricted stock units (“RSUs”) in connection with that merger (the “Merger”).

This memo is targeted to those employees who currently have outstanding RSUs. Should your outstanding RSUs cancel or terminate as provided in your executed Restricted Stock Unit Agreement or other applicable plan documents prior to the effective closing of the Merger, you will no longer be eligible to receive payment as illustrated below. If your outstanding RSUs vest and you hold onto the shares acquired upon vesting of your RSUs until the Merger, then you will be treated as other shareholders in connection with the acquisition, subject to any applicable tax withholding that applies upon vesting of the RSUs and issuance of the shares.

The example below is intended to be illustrative, so that the treatment of outstanding RSUs, which is a complex topic, is more easily comprehended. We are not able to re-create every scenario in this communication, and wherever the example and guidance provided differs from the Merger Agreement, the terms and conditions provided by the Merger Agreement will control.

What will happen to my outstanding RSUs?

Upon the effective closing of the Merger, all outstanding RSUs shall be fully vested, then immediately cancelled and will entitle the RSU holder to receive a cash payment equal to:

The number of outstanding RSUs multiplied by the $33.25 payable for each share of PPD stock in the Merger plus all cash dividend equivalents accrued on the RSUs less any applicable tax withholdings.

Example
Grant Date	# RSUs Outstanding	Per Share Merger Consideration Price	Cash Dividend Accrued per Share		Gross Payment (USD)	Applicable Tax (e.g. 36.65%) [1]	Net Payment (USD)
			$0.15	Mar-11
23-Feb-11	1,500	$33.25	$0.15	Jun-11	$50,550.00	$18,526.58	$32,023.43
			$0.15	Sep-11

[1]

Withholding rates in this example are based on 25% Federal, 6% North Carolina State, 4.2% Social Security (temporary rate), 1.45% Medicare. Additional federal and/or state and local income tax may be due and/or withheld.

The tax treatment of any RSU-related payment and tax withholding rates for employees located outside the US will differ from the above illustration, which is based on a US employee located in North Carolina. It is possible that additional taxes may be due and/or withheld from any payment made to you as required by applicable tax rules or regulations. In addition, your actual income tax liability with respect to payments for RSUs may differ from the exact amount withheld, and you would be required to pay, or could be entitled to a refund of, any difference in connection with your tax filing obligations.

You should consult with your individual tax advisers regarding the specific tax consequences of your payout.

If you have any questions regarding this memo, please contact your human resources representative.

Additional Information and Where to Find It

In connection with the proposed Merger, PPD filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on October 28, 2011, which it has mailed, along with a form of proxy, to shareholders of record of the company. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s security holders may obtain, without charge, a copy of these documents from the SEC’s website at www.sec.gov. PPD’s security holders may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed Merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

All information provided in this Memorandum is intended as general information and does not constitute investment advice. We recommend that you obtain independent financial advice with regards to the taxation or any other implications of this transaction based on your personal circumstances.

To ensure compliance with United States Treasury Department Circular 230, holders of RSUs are hereby notified that (i) any discussion of United States federal tax issues in this Memorandum is not intended or written to be relied upon, and cannot be relied upon, by any RSU holder for the purpose of avoiding penalties that may be imposed on an RSU holder under the Internal Revenue Code of 1986, as amended; (ii) such discussion is written to support the promotion or marketing of the transactions or matters addressed in this Memorandum; and (iii) RSU holders should seek advice based on their particular circumstances from an independent tax advisor.

This Memorandum contains forward-looking statements, including about our expectations with respect to closing the Merger. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6) legislative, regulatory and economic developments, including potential changes in tax laws; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Memorandum beyond the published date.

DATE:	November 10, 2011

TO:	Former PPD Employees Holding Outstanding Stock Options

FROM:	PPD Finance

RE:	Treatment of Outstanding Stock Options Due to the Acquisition

In conjunction with the announcement on Monday, October 3, 2011, that PPD has entered into a definitive agreement (the “Merger Agreement”) to merge with a wholly owned subsidiary of Jaguar Holdings, LLC, an entity formed by investment funds managed by The Carlyle Group and Hellman & Friedman, we wanted to share with you further information as it relates to the treatment of any outstanding stock options you may have in connection with that merger (the “Merger”).

This memo is targeted to those former employees who currently have outstanding stock options. Should you exercise your stock options or should they cancel or terminate as provided in your executed Stock Option Agreement or other applicable plan documents prior to the effective closing of the Merger, you will not be eligible to receive payment as illustrated below. If you exercise your options and hold on to the shares acquired prior to the effective closing of the Merger, then you will be treated as other shareholders in connection with the acquisition, subject to any applicable tax withholding that applies upon your exercise.

The example below is intended to be illustrative, so that the treatment of outstanding stock options, which is a complex topic, is more easily comprehended. We are not able to re-create every scenario in this communication, and wherever the example and guidance provided differs from the Merger Agreement, the terms and conditions provided by the Merger Agreement will control.

What will happen to my outstanding stock options?

All of your stock options that were unvested on your last day of employment with PPD automatically terminated on that date. However, your stock options that were vested on your last day of employment with PPD generally remain outstanding and exercisable for 3 months (or 6 months if granted under the UK sub-plan) following that date and then expire. If the closing of the Merger occurs before your stock options are exercised or expire, then upon the effective closing of the Merger, each outstanding stock option shall be immediately cancelled and converted into the right to receive a cash payment equal to:

The number of shares subject to the outstanding stock option multiplied by the excess, if any, of the $33.25 payable for each share of PPD stock in the Merger over the exercise price of the stock option less any applicable tax withholdings.

Example
Grant Date	Shares Subject to Outstanding Stock Options	Per Share Merger Consideration	Exercise Price	Gross Payment (USD)	Applicable Tax (e.g. 36.65%) [1]	Net Payment (USD)

16-Nov-04	3,000		$20.47	$38,340.00	$14,051.61	$24,288.39
21-Feb-07	500	$33.25	$32.47	$390.00	$142.94	$247.07
20-Feb-08	1,200		$43.26	$0.00	$0.00	$0.00

					TOTAL	$24,535.46

[1]

Withholding rates in this example are based on 25% Federal, 6% North Carolina State, 4.2% Social Security (temporary rate), 1.45% Medicare. Additional federal and/or state and local income tax may be due and/or withheld.

The tax treatment of any stock option gains and tax withholding rates for former employees located outside the US will differ from the above illustration, which is based on a former US employee located in North Carolina. It is possible that additional taxes may be due and/or withheld from any payment made to you as required by applicable tax rules or regulations. In addition, your actual income tax liability with respect to payments for options may differ from the exact amount withheld, and you would be required to pay, or could be entitled to a refund of, any difference in connection with your tax filing obligations.

You should consult with your individual tax advisers regarding the specific tax consequences to you of the options.

What happens if the exercise price of any of my outstanding vested stock options equals or exceeds $33.25?

If the exercise price of any of your outstanding stock options equals or exceeds $33.25, the stock options will be cancelled with no payment in consideration therefor.

Are there any restrictions on exercising outstanding stock options before closing?

We expect there will be a blackout period for exercises and sales for approximately ten (10) business days prior to the effective closing of the Merger. Until then, you are able to exercise your outstanding vested stock options (and, if you wish, sell the shares on the open market) through the current process. For the avoidance of doubt, if the blackout period begins prior to the date your stock options expire, then the start of the blackout period will be the deadline by which you must exercise any of your options.

If you have any questions regarding this memo, please contact your human resources representative.

Additional Information and Where to Find It

In connection with the proposed Merger, PPD filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on October 28, 2011, which it has mailed, along with a form of proxy, to shareholders of record of the company. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s security holders may obtain, without charge, a copy of these documents from the SEC’s website at www.sec.gov. PPD’s security holders may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed Merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

All information provided in this Memorandum is intended as general information and does not constitute investment advice. We recommend that you obtain independent financial advice with regards to the tax or any other implications of this transaction based on your personal circumstances.

To ensure compliance with United States Treasury Department Circular 230, option holders are hereby notified that (i) any discussion of United States federal tax issues in this Memorandum is not intended or written to be relied upon, and cannot be relied upon, by any option holder for the purpose of avoiding penalties that may be imposed on an option holder under the Internal Revenue Code of 1986, as amended; (ii) such discussion is written to support the promotion or marketing of the transactions or matters addressed in this Memorandum; and (iii) option holders should seek advice based on their particular circumstances from an independent tax advisor.

This Memorandum contains forward-looking statements, including about our expectations with respect to closing the Merger. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6) legislative, regulatory and economic developments, including potential changes in tax laws; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Memorandum beyond the published date.